Exhibit 99.1

NEXSTAR MEDIA GROUP ANNOUNCES PRICING OF $1,120 MILLION

OFFERING OF SENIOR NOTES

Irving, TX – June 19, 2019 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or the “Company”) announced today that its indirect wholly-owned subsidiary, Nexstar Escrow, Inc. (the “Escrow Issuer”), has priced an offering of $1,120 million in aggregate principal amount of 5.625% new senior notes due 2027 (the “Notes”). The sale of the notes is expected to be completed on or about July 3, 2019, subject to customary closing conditions. The notes were priced at 100.000%, in a private offering. The Escrow Issuer, which was created solely to issue the Notes, will deposit the gross proceeds of the offering into a segregated escrow account until the date that certain escrow release conditions are satisfied. Prior to the release of the proceeds from escrow, the Escrow Issuer will merge with and into Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), a wholly-owned subsidiary of the Company. Upon the release of the proceeds from escrow, Nexstar Broadcasting will assume the obligations under the Notes and the Notes will be guaranteed by the Company, Mission Broadcasting, Inc. (“Mission”) and certain of Nexstar Broadcasting and Mission future restricted subsidiaries on a senior unsecured basis. Upon the release of the proceeds from escrow, the Notes will be senior unsecured obligations of Nexstar Broadcasting.

On November 30, 2018, Nexstar and Tribune Media Company (“Tribune”) entered into a definitive merger agreement whereby Nexstar will acquire all outstanding shares of Tribune. Nexstar Broadcasting intends to use the net proceeds from the proposed offering, together with borrowings under future secured indebtedness, to fund its proposed acquisition of Tribune, to partially fund the repayment of all of Tribune’s existing indebtedness, to pay other fees and expenses related to Nexstar’s acquisition of Tribune and the related refinancing and for general corporate purposes.

The Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Nexstar Media Group, Inc.

Nexstar Media Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 174 full power television stations and related digital multicast signals reaching 100 markets or nearly 39% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions, Nexstar will own, operate, program or provide sales and other services to 197 television stations and their related low power and digital multicast signals reaching 115 markets or nearly 63% of all U.S. television households. For more information please visit www.nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar and Tribune claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the Escrow Issuer’s issuance of the notes, the ultimate outcome and benefits of a transaction between Nexstar and Tribune and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the Company’s ability to consummate the offering of the notes, the expected amount and timing of cost savings and operating synergies, current capital and debt market conditions, the Company’s ability to obtain new debt financing on acceptable terms, the anticipated terms of the notes, the anticipated use of proceeds from the proposed offering, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict, the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of Tribune (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar and Tribune undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Tribune’s and Nexstar’s filings with the Securities and Exchange Commission.

Contact: Thomas E. Carter Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800	Joseph Jaffoni, Jennifer Neuman JCIR 212/835-8500 or nxst@jcir.com

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